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                                                                 EXHIBIT 99.1




                              N E W S   R E L E A S E



(KING PHARMACEUTICALS LOGO)
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE


         KING PHARMACEUTICALS REACHES REVISED AGREEMENT TO PROCEED WITH
                  ACQUISITION OF ELAN'S PRIMARY CARE BUSINESS

          PROVIDES REVISED FINANCIAL PROJECTIONS REFLECTING TRANSACTION

BRISTOL, TENNESSEE, May 20, 2003 - King Pharmaceuticals, Inc. (NYSE:KG) announced today that the Company has reached an agreement with Elan Corporation, plc (NYSE:ELN) that restructures the terms of the Asset Purchase Agreement dated January 30, 2003. Pursuant to the revised terms of the agreement, the previously announced planned acquisition of Elan's primary care business in the United States and Puerto Rico is expected to close by the end of June 2003, subject to the satisfaction of certain contingencies, including approval by the holders of a majority of the outstanding common stock of Elan and other customary conditions. King and Elan have also agreed to suspend litigation between King and Elan relating to the original agreement until the closing of the transaction, at which time the litigation will be dismissed.

Elan's primary care business includes two branded prescription pharmaceutical products, as well as rights to potential new formulations of the products, and Elan's experienced primary care field sales force consisting of approximately 375 individuals. The products include Sonata(R) (zaleplon), a nonbenzodiazepine treatment for insomnia, and Skelaxin(R) (metaxalone), a muscle relaxant, in the United States, its territories and possessions, and Puerto Rico ("Territories"), and related New Drug Applications ("NDAs"), trademarks, copyrights, patents, and licenses to certain patents associated with potential new formulations of such products. As part of the transaction, King will acquire certain intellectual property, regulatory filings, and other assets relating to Sonata(R) directly from Wyeth Pharmaceuticals.

Under the restructured agreement, the total consideration paid by King at closing will equal approximately $750 million. King will deposit $400 million in escrow in anticipation of closing. The $750 million purchase price includes the transfer of inventory with a value of approximately $40 million. Net sales of Sonata(R) and Skelaxin(R) in the Territories totaled approximately $238 million during 2002.

Jefferson J. Gregory, Chairman and Chief Executive Officer of King, stated, "We are pleased to announce that we have reached a new agreement that permits us to proceed with the acquisition of Elan's primary care business, which includes Sonata(R) and Skelaxin(R). The addition of Elan's dedicated primary care field sales force of approximately 375 individuals to our established sales and marketing capabilities should particularly well position Sonata(R) for long-term growth and significantly enhance the Company's ability to successfully promote and grow our other branded prescription pharmaceutical products."

Sonata(R) is a nonbenzodiazepine short-acting treatment for insomnia, with most patients experiencing the onset of sleep within ten to twenty minutes of taking the drug. With a short half-life of approximately one hour and a four to five hour duration of action, the product can be taken in the middle of the night without residual side effects such as drowsiness, loss of memory, or impact on psychomotor skills.




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Sonata(R) was developed by Wyeth and approved for marketing in the United States in 1999. Sonata(R) has Hatch-Waxman exclusivity through August 2004 and a composition of matter patent which the U.S. Patent and Trademark Office is expected to extend through June 2008. Net sales of Sonata(R) totaled approximately $93 million during 2002.

In connection with the transaction, King and Elan will enter into a Reformulation Agreement whereby Elan will continue its ongoing development of new formulations of Sonata(R), including an extended release product. King will reimburse Elan for the direct costs incurred in connection with the formulation development program for Sonata(R), and will pay Elan potential payments totaling approximately $71 million upon the successful attainment of certain significant development milestones, including regulatory approval. Furthermore, King will pay Elan a reasonable royalty on net sales of each new formulation of Sonata(R), plus a potential one-time milestone payment of $15 million upon the achievement of a specified net sales threshold.

Mr. Gregory commented, "With an excellent efficacy and safety profile, and as one of only two approved nonbenzodiazepines for the treatment of insomnia, we believe Sonata(R) provides King with a differentiated product among available insomnia treatments. Moreover, with a composition-of-matter patent expected to extend through June 2008, and the opportunity to potentially develop a new improved formulation with additional patent protection, we continue to believe that Sonata(R) provides King with another potential cornerstone product."

Mr. Gregory added, "Elan has made significant strides in the development of new formulations of Sonata(R) utilizing their proprietary delivery technology. Phase II clinical studies involving an extended release formulation of Sonata(R) are expected to begin within a year. We believe the successful development of such a formulation should potentially provide Sonata(R) with additional long-term exclusivity."

Kyle P. Macione, President of King, commented, "We continue to view our acquisition of Elan's primary care field sales force, which we plan to expand to over 400 individuals, as a transformational event for our Company. This dramatic expansion of our U.S. primary care field sales force by over 90 percent provides critical mass, growing our total sales force to approximately 1,200 individuals. This expansion significantly enhances our existing, proven sales and marketing capability and positions us to compete even more effectively in the primary care marketplace." Mr. Macione continued, "Moreover, this should allow us to more aggressively expand the representation of our branded prescription pharmaceutical products among primary care providers and strategically positions King to launch new products as they emerge from our growing product pipeline."

Skelaxin(R) is a muscle relaxant indicated for the relief of discomforts associated with acute, painful musculoskeletal conditions and has a method-of-use patent through December 2021 claiming increased bioavailability when administered to a patient with food. Furthermore, the U.S. Food and Drug Administration ("FDA") now requires Abbreviated New Drug Applications ("ANDA") for generic equivalents to Skelaxin(R) to include in-vivo studies under both fed and fasted conditions that evaluate the products' comparability to Skelaxin(R). Eon Labs, Inc. and Corepharma LLC each have submitted to the FDA an ANDA for a generic equivalent to Skelaxin(R) 400mg, together with a paragraph IV certification pertaining to the Skelaxin(R) method-of-use patent, U.S. patent no. 6,407,128 ("the `128 Patent") that does not expire until December 2021. Elan has filed a patent infringement action against both Eon and Corepharma. In March 2003, Eon reported that the FDA has determined that Eon's ANDA is not



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approvable due to bioequivalency issues.

King will potentially pay Elan an additional $25 million milestone payment relating to the ongoing exclusivity of Skelaxin(R) on January 2, 2004 and will also pay Elan a royalty equal to 5% of net sales of the current formulation of Skelaxin(R) in the Territories through December 31, 2005. Beginning in 2006, King will pay Elan a royalty equal to 10% of annual net sales of the current formulation of Skelaxin(R) in excess of $50 million in the Territories. Net sales of Skelaxin(R) totaled approximately $145 million during 2002.

Mr. Macione noted, "Skelaxin(R) remains the only branded prescription pharmaceutical product without a generic substitute in the muscle relaxant therapeutic class. Total prescriptions for Skelaxin equaled approximately 4,961,000 during the twelve months ended December 31, 2002, a 20% increase over the same period of the prior year, according to NDC Health monthly prescription data." Mr. Macione added, "King intends to continue to enforce the Skelaxin(R) patent. Furthermore, as part of this transaction, King and Elan also plan to enter into an agreement relating to new formulation development for Skelaxin(R)."

In connection with the transaction, Elan will assign to King the Supply Agreement relating to the supply of Sonata(R) to Elan by Wyeth. Under the assigned Supply Agreement, Wyeth is obligated to supply King's requirements for Sonata(R) until April 2010.

This transaction is expected to be immediately accretive to King's earnings upon closing. As such, King is revising the Company's projected ranges for estimated total revenue and estimated diluted earnings per share, excluding special items, for the year-ending December 31, 2003 to reflect the acquisition of Elan's primary care business. King's revised projected ranges for estimated total revenue and estimated diluted earnings per share, excluding special items, for the year-ending December 31, 2003, are as follows (dollars in millions, except
EPS):


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                                                    Year Ending
                                                     12/31/03
                                                     --------
----------------------------------------------------------------------

Revenue                                             $1565 - 1665

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Diluted EPS, Excluding Special Items                $1.50 - 1.65

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

Under Generally Accepted Accounting Principles ("GAAP"), "diluted earnings per share" includes special items. King provides its guidance for diluted earnings per share results for the year ending December 31, 2003, excluding special items. This non-GAAP financial measure excludes special items (which King considers to be those items that are not related to the Company's ongoing, underlying business) because King believes that it is appropriate for investors to consider results excluding these items, in addition to the Company's results reported in accordance with GAAP. King believes this non-GAAP financial measure provides an analysis of the Company's results that is comparable among periods since it excludes the impact of items such as merger and restructuring expenses, asset impairment charges, expenses of drug recalls, and gains and losses resulting from the divestiture of an asset, among




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others. However, investors should note that these non-GAAP measures involve judgments by King'smanagement (in particular, judgments as to what is or is not classified as a special item). Since King generally does not predict the future impact of special items, King is unable to reconcile the Company's 2003 earnings guidance, excluding special items, to GAAP.

King, headquartered in Bristol, Tennessee, is a vertically integrated pharmaceutical company that develops, manufactures, markets, and sells branded prescription pharmaceutical products. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry created by cost containment initiatives and consolidation among large global pharmaceutical companies. King's strategy is to acquire branded pharmaceutical products and to increase their sales by focused promotion and marketing and through product life cycle management.

This release contains forward-looking statements, which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to King's planned acquisition of Elan's primary care business in the U.S. and Puerto Rico, including Sonata(R) and Skelaxin(R) and Elan's primary care field sales force, statements pertaining to the growth prospects for Sonata(R) and Skelaxin(R), statements pertaining to the U.S. Patent and Trademark Office's expected extension of the Sonata(R) composition of matter patent to June 2008, statements pertaining to Elan's continued development of potential new formulations of Sonata(R), statements pertaining to potential milestone and royalty payments to Elan relating to the potential development of new formulations of Sonata(R), statements pertaining to the planned initiation of Phase II clinical studies involving an extended release formulation of Sonata(R), statements pertaining to the potential of new formulations of Sonata(R) which could provide the product with additional long-term exclusivity, statements pertaining to Sonata(R) providing King with another potential cornerstone product, statements pertaining to the planned new formulation development for Skelaxin(R), statements pertaining to potential milestone payments to Elan relating to Skelaxin(R), statements pertaining to King's plan to enforce the Skelaxin(R) patent, statements pertaining to King's planned expansion of Elan's primary care field sales force, statements pertaining to the ability of King's expanded sales force to enhance the sales and prescription growth of Sonata(R), Skelaxin(R), and King's other branded prescription pharmaceutical products, statements pertaining to King's expanded sales force enhancing the Company's ability to launch new products, statements pertaining to the planned closing of this transaction, statements pertaining to this transaction being accretive to earnings upon closing, and statements pertaining to management's projections for estimated revenue and estimated diluted earnings per share, excluding special items, for the year-ending December 31, 2003, which projections reflect King's planned acquisition of Elan's primary care business, assume that Levoxyl(R) (levothyroxine sodium tablets, USP) continues as an exclusive product without an approved generic substitute, and assume that two products under review by the FDA, AtroPen(R), a nerve gas antidote for consumer use, and DiaJect(R), a diazepam filled auto-injector for epilepsy, are approved and subsequently launched during the second-half of 2003. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause results to differ include: the ability of King and Elan to consummate the contemplated transaction described above, dependence on approval of the transaction by the shareholders of Elan, dependence on the ability of King and Elan to satisfy all other relevant contingencies, dependence on management of King's growth and integration of its acquisitions, dependence on Elan's ability to successfully develop new formulations of Sonata(R) and Skelaxin(R) with related effective patent protection, dependence on Elan's ability to timely initiate Phase II clinical studies involving an extended release formulation of Sonata(R), dependence on the U.S. Patent and Trademark Office extending the Sonata(R) composition of matter patent to June 2008, dependence on the


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enforceability of the Sonata(R) composition of matter patent, dependence on the enforceability of the Skelaxin(R) method-of-use patent, dependence on King's ability to maintain effective patent protection for Sonata(R) and Skelaxin(R), including new formulations of such products, and successfully defend against any attempt to challenge the enforceability of patents relating to the products, including any motion for summary judgment or other similar legal action, dependence on whether generic competition for Sonata(R) and Skelaxin(R) are successfully introduced prior to the expiration of the Sonata(R) composition of matter patent, the Skelaxin(R) method-of-use patent, and any patent related to any new formulation of Sonata(R) or Skelaxin(R), dependence on the enforceability of patents related to any new formulation of Sonata(R) or Skelaxin(R), dependence on the ability of King's dedicated field sales force representatives, including those acquired from Elan as part of this transaction, to successfully market Altace(R) (ramipril), Levoxyl(R), Thrombin-JMI(R) (thrombin, topical, bovine, USP), Sonata(R), Skelaxin(R), and King's other branded prescription pharmaceutical products, dependence on Wyeth Pharmaceuticals' ability to continue to supply King's requirements for Sonata(R) through April 2010, dependence on the potential effect on sales of our existing branded pharmaceutical products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products, dependence on King's and Wyeth's ability to successfully market Altace(R) under the co-promotion agreement between King and Wyeth, dependence on the development and implementation of successful marketing strategies for Altace(R) by King and Wyeth, dependence on the development and implementation of successful marketing strategies for Levoxyl(R), dependence on the potential negative effect on sales of Levoxyl(R) as a result of the potential development and approval of a generic substitute for Levoxyl(R), dependence on growth of net sales of King's branded pharmaceutical products, in particular, Altace(R), Levoxyl(R), and Thrombin-JMI(R), as well as revenue and diluted earnings per share, excluding special items, at a rate equal to or in excess of management's projections, dependence on share count projections used in computing projected diluted earnings per share, excluding special items, on a year-end basis for 2003, dependence on the successful marketing and sales of King's products, including, but not limited to, Altace(R), Levoxyl(R), and Thrombin-JMI(R), dependence on the successful marketing and sales of Sonata(R) and Skelaxin by King, dependence on royalty revenues from Adenoscan(R) (adenosine) and Adenocard(R) (adenosine), dependence on management of King's growth and integration of its acquisitions, specifically including, but not limited to, King's acquisition of Meridian, King's acquisition of Intal(R) (cromolyn sodium), Tilade(R) (nedocromil sodium) and Synercid(R) (dalfopristin and quinupristin) from Aventis, and King's acquisition of Elan's primary care business, dependence on the ability of King to realize potential synergies from King's acquisition of Meridian, dependence on any determination of the ultimate focus and outcome of the previously announced investigation of the Company by the U.S. Securities and Exchange Commission ("SEC"), dependence on the possibility that the previously announced continuing independent review by the audit committee of King's Board of Directors, which was initiated due to the ongoing investigation of the Company by the SEC, may result in a determination to revise our disclosures or financial statements which could have a material adverse effect on our reported financial results, dependence on the possibility that shareholders or regulatory authorities may initiate proceedings against King and/or our officers and directors, dependence on the import of any relevant facts presently unknown to King's executive management, dependence on the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products, including, but not limited to, King Pharmaceuticals Research and Development's pre-clinical and clinical pharmaceutical product development projects, including binodenoson, dependence on FDA approval of the ANDA now pending on DiaJect(R) and King's ability to successfully continue that approval process, dependence on King's ability to timely obtain FDA approval of civilian formulations of AtroPen(R), dependence on
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market DiaJect(R) and AtroPen(R) once approved, dependence on Novavax's ability to successfully develop and manufacture Estrasorb(TM), dependence on King's and Novavax's ability to successfully launch and market Estrasorb(TM) once approved, dependence on the unpredictability of the duration and results of the FDA's review of Investigational New Drug Applications, NDAs, and ANDAs and/or the review of other regulatory agencies worldwide, dependence on King's ability to maintain effective patent protection for Altace(R) through October 2008, and successfully defend against any attempt to challenge the enforceability of patents relating to Altace(R), dependence on King's ability to maintain effective patent protection for Meridian's dual chambered auto-injector and injection process through 2010, and for Prefest(R) (estradiol/norgestimate) tablets through January 2012, dependence on King's ability to maintain effective patent protection for Levoxyl(R), dependence on King's ability to successfully defend against any challenge to the enforceability of U.S. patent no. 6,555,581 related to Levoxyl(R), including the challenge by Mylan Pharmaceuticals, Inc., dependence on King's ability to maintain effective patent protection for the hydrofluoroalkane ("HFA") formulation of Intal(R) through September 2017, for Tilade(R) through October 2006, and for Synercid(R) through November 2017, dependence on the FDA's timely approval of the HFA formulation of Intal(R), dependence on whether our customers order pharmaceutical products in excess of normal quantities during any quarter which could cause our sales of branded pharmaceutical products to be lower in a subsequent quarter than they would otherwise have been, dependence on changes in the share price of Novavax common stock which is the underlying collateral for the Novavax convertible notes held by the Company, dependence on the availability and cost of raw materials, dependence on no material interruptions in supply by contract manufacturers of King's products, dependence on the potential effect of future acquisitions and other transactions pursuant to our growth strategies on King's financial and other projections, dependence on our compliance with FDA and other government regulations that relate to our business, and dependence on changes in general economic and business conditions, changes in current pricing levels, changes in federal and state laws and regulations, and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of King's Form 8-K dated April 15, 2003, previously submitted to the SEC. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.


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                                    Contact:

   James E. Green, Executive Vice President, Corporate Affairs - 423-989-8125








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